EXHIBIT 10.22.2
PIER 1 IMPORTS
NON-EMPLOYEE DIRECTOR COMPENSATION PLAN
ADOPTED JUNE 24, 1999
AS AMENDED MARCH 4, 2007
Cash Compensation (payable in monthly installments)

➢	Non-Employee Director Annual Retainer	$150,000
➢	Audit Committee Chair Annual Retainer	$25,000
➢	Compensation Committee Chair Annual Retainer	$25,000
➢	Nominating/Corporate Governance Committee Chair Annual Retainer	$10,000
➢	Non-Executive Chairman of the Board Annual Retainer (effective February 19, 2007)	$75,000
Director Deferred Stock Unit Awards

➢	Pursuant to the Director Deferred Stock Unit Awards program set forth in the Pier 1 Imports, Inc. 2006 Stock Incentive Plan, as amended effective March 4, 2007.

➢	Effective January 1, 2008 each Non-Employee Director may elect to defer up to 100% (in whole percentages) of their cash fees (i.e., director, committee chair and chairman annual retainers) for an upcoming year into an equivalent value of deferred stock units.

➢	Deferrals of the director annual retainer (i.e., not including the committee chair or chairman annual retainers) are credited with an additional 25% of the deferred amount.

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